Exhibit 10.6

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this 27th day of November, 2006 for the benefit of Pinpoint Advance Corp., a Delaware corporation (the “Company”), having its principal place of business at 4 Maskit Street, Herzeliya, Israel 46700 by the persons or entities listed on the signature page hereto under the heading “Subscriber” (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 187,500 units (the “Units”) of the Company for a purchase price of $8.00 per Unit, each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrants”) to purchase one share of Common Stock at an exercise price of $6.00 per share; and

WHEREAS, each Subscriber wishes to purchase the number of Units set forth opposite his name on Schedule A attached hereto, and the Company wishes to accept such subscriptions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Subscriber, severally and not jointly, hereby agree as follows

1.   Agreement to Subscribe

1.1.    Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, the Subscribers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date, the number of Units indicated on Schedule A hereto by the caption, “Number of Units Being Purchased.” The aggregate purchase price for such Subscriber’s Units (the “Purchase Price”) is indicated Schedule A hereto by the caption, “Aggregate Purchase Price Paid”.

1.2.    Delivery of the Purchase Price. Upon execution of this Agreement, the undersigned are hereby bound to fulfill his obligations hereunder and hereby irrevocably commits to deliver into a trust account at Merrill Lynch, maintained by American Stock Transfer & Trust Company, acting as Trustee, on the date of Closing (as hereinafter defined), the Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at the Closing.

1.3.    Closing. The closing (the “Closing”) of the Offering, shall take place at the offices of the Company, prior to the effective date of the registration statement pursuant to which the Company proposes to register its initial public offering (the “IPO”) of 3,125,000 units of Common Stock and Warrants (the “Closing Date”).

2.   Representations and Warranties of the Subscriber

Each Subscriber, severally and not jointly, represents and warrants to the Company that:

2.1.    No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Units.

2.2.    Regulation S Offering. The Subscriber represents that it is (i) not a U.S. Person as that term is defined in Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (ii) a resident of Israel and (iii) if an entity, not formed for the purpose of investing in securities not registered under the Securities Act.

2.3.    Intent. The Subscriber is purchasing the Units solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and the Subscriber has no present arrangement to sell the Units to or through any person or entity. The Subscriber shall not engage in hedging transactions with regard to the Units and the underlying securities unless in compliance with the Securities Act.

2.4.    Restrictions on Transfer. The Subscriber understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Units have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Units, such Units may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Units prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Securities Act, unless in compliance with the Securities Act. The Subscriber agrees that if any transfer of its Units or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another exemption from registration, the Subscriber agrees that it will not resell the securities constituting the Subscriber’s Units to U.S. Persons or within the United States.

2.5.    Sophisticated Investor.

(i)    The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Units.

(ii)    The Subscriber is able to bear the economic risk of his investment in the Units for an indefinite period of time because none of the Units nor any of the underlying securities comprising the Units have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Notwithstanding the foregoing, the Subscriber further understands and acknowledges that the SEC has taken the position that the Subscriber is considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 promulgated under the Securities Act would not be available for the resale of the Units or the securities underlying the Units despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

2.6.    Independent Investigation. The Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as the Subscriber has requested.

2.7.    Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

2.8.    No Legal Advice from Company. The Subscriber acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9.    Reliance on Representations and Warranties. The Subscriber understands that the Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10.    No Advertisements. The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.11.    Legend. The Subscriber acknowledges and agrees that the certificates evidencing the shares of Units, the Common Stock and the Warrants and, when issued, the shares of Common Stock to be issued upon exercise of such Warrants (the “Warrant Shares”), shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) in accordance with the provisions of Regulation S promulgated under the Securities Act, (ii) pursuant to an effective registration statement covering these securities under the Securities Act or (iii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for this Company, is available

3.    Representations and Warranties of the Company

The Company represents and warrants to each Subscriber that:

3.1.    Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the date hereof, the Company has 828,125 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2.    Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3.    Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Units and the underlying securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4.    No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Common Stock in accordance with the terms hereof.

4. Legends; Denominations

4.1.    Legend. The Company will issue the Units and the underlying shares of Common Stock, the Warrants, and, when issued, the Warrant Shares, purchased by the Subscribers in the name of each Subscriber and in such denominations to be specified by each Subscriber prior to the Closing. The shares of Common Stock, the Warrants and Warrant Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SECURITIES ACT OR (C) PURSUANT TO ANY OTHER EXEMPTIONS FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.2.    Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Units, the Warrants, the shares of Common Stock and Warrant Shares underlying the Units.

4.3.    Company’s Refusal to Register Transfer of Units. The Company shall refuse to register any transfer of the Units, the Warrants, the shares of Common Stock or the Warrant Shares, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5.    Escrow. Upon consummation of the IPO, the Subscribers and their designees shall enter into a securities escrow agreement with American Stock Transfer & Trust Company, whereby the Units, the Common Stock, the Warrants and the Common Stock underlying the Warrants (the “Warrant Shares” and, collectively with the Units, the Common Stock and the Warrants, the “Securities”) shall be held in escrow until the earlier of (i) one year after the consummation of a Business Combination (as defined below) or (ii) liquidation of the Company. As used herein, a “Business Combination shall mean an acquisition by the Company by merger, capital stock exchange, exchangeable share transaction, joint venture, asset or stock acquisition, or other similar business combination of one or more operating businesses with operations in Israel or which is a company operating outside Israel, which the Company believes would benefit from establishing operations or facilities in Israel.

6.	Lock-Up.

The Subscribers, and their designees, shall not sell, assign, hypothecate, or transfer any of the Securities until the earlier of the consummation of a Business Combination (as hereinafter defined) or liquidation of the Company, provided however , that no such sale, assignment, hypothecation or transfer may be effected unless, in each case, it is made in accordance with transfer restrictions set forth in Regulation S and the Securities Act.

7.    Waiver of Liquidation Distributions.

In connection with the Units purchased pursuant to this Agreement or prior to the private placement, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event a Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. Notwithstanding the foregoing, the Subscribers acknowledge and agree that any such shares of Common Stock purchased by such Subscriber hereunder will be voted in favor of a Business Combination. Consequently, in no event will a Subscriber have the right to convert any shares of Common Stock purchased hereunder into funds held in the trust account with American Stock Transfer & Trust Company upon the successful completion of a Business Combination.

8.    Forfeiture of Units.

8.1.    Failure to Consummate Business Combination. All of the Units initially shall be subject to forfeiture to the Company in accordance with this Section 8. The Units and the underlying securities shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 18 months after consummation of the IPO, or within 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the IPO and the Business Combination has not yet been consummated within such 18 month time period.

8.2.    Termination of Rights as Stockholder; Escrow. If the Units and the underlying securities are forfeited in accordance with this Section 8, then after such time the Subscribers (or successor in interest), shall no longer have any rights as a holder of such Units, and the Company shall take such action as is appropriate to cancel such Securities. To effectuate the foregoing, all certificates representing the Securities shall be held in escrow as provided in Section 5 hereof. In addition, the Subscribers hereby irrevocably grant the Company a limited power of attorney for the purpose of effectuating the foregoing.

9.    Rescission Right Waiver and Indemnification.

9.1.    Each of the Subscribers understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Units. In this regard, if the offering of the Units were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, the Subscribers may have a right to rescind their purchases of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the trust account from claims that may adversely affect the Company or the interests of its stockholders, each of the Subscribers hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his or its purchase of the Units. Each of the Subscribers acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Units to the Subscribers. Each Subscriber agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

9.2.    Each Subscriber agrees not to seek recourse against the trust account for any reason whatsoever in connection with his purchase of the Units or any Claim that may arise now or in the future.

9.3.    Each Subscriber acknowledges and agrees that the stockholders of the Company and Maxim Group LLC are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4.    Each Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, each Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10.    Terms of the Warrant

The Warrants are similar to the warrants included in the units offered in the IPO, except that: (i) they are not being registered in the Registration Statement and therefore shall not be freely tradeable until one year has passed from the consummation of a Business Combination and (ii) they are not redeemable so long as they are held by the initial holder thereof (or any of their permitted transferees). The shares of Common Stock issued hereby and the Warrant Shares will be granted certain registration rights. In no event will the Company be required to net cash settle the Warrant exercise.

11.    Voting of Shares.

Each Subscriber agrees to vote the shares of Common Stock owned by him immediately before this private placement in accordance with the majority of the shares of Common Stock voted by the public stockholders. Each Subscriber further agrees to vote the shares of Common Stock and/or Warrant Shares purchased in this private placement or acquired in the IPO or the aftermarket in favor of a Business Combination that the Company negotiates and presents for approval to the Company’s stockholders.

12.    Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

13.    Assignment; Entire Agreement; Amendment

13.1.    Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof.

13.2.    Entire Agreement. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

13.3.    Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

13.4.    Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

14.    Notices; Indemnity

14.1    Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

14.2    Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

15.    Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

16.    Survival; Severability

16.1.    Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

16.2.    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

17.    Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

This subscription is accepted by the Company on the 27th day of November, 2006.

PINPOINT ADVANCE CORP.

By:	/s/ Adiv Baruch
Adiv Baruch
Chief Executive Officer

SUBSCRIBERS

/s/ Adiv Baruch
Adiv Baruch

/s/ Ronen Zadok
Ronen Zadok

/s/ Yoav Schwalb
Yoav Schwalb

/s/ Yaron Schwalb
Yaron Schwalb

SCHEDULE A

Name of Subscriber	Number of Units Purchased	Total Purchase Price Paid
Adiv Baruch 9 Avigur Street Tel Aviv, Israel 69379 Telephone: +972-3-699-1099 Fax: +972-3-699-5571 E-mail: adivb1@gmail.com	46,875	$375,000
Ronen Zadok 4 Ayelet Chen Herzeliya, Israel 46370 Telephone: +972-9-950-9214 Fax: +972-9-951-5153 E-mail: ronen@new-pole.com	46,875	$375,000
Yoav Schwalb 35 Ezion Street Raanana, Israel 43562 Telephone: +972-9-772-8812 Fax: +972-9-772-8813 E-mail: yoav@new-pole.com	46,875	$375,000
Yaron Schwalb 53 Pines Raanana, Israel 43376 Telephone: +972-9-772-8224 Fax: +972-9-772-8245 E-mail: yaron@new-pole.com	46,875	$375,000